Exhibit 99.1
                                  Press Release




AT THE COMPANY               AT THE FINANCIAL RELATIONS BOARD
Howard Fingert, M.D.         For General Info: Susan Jayson      (212) 661-8030
Vice President               For Analyst Info: Brian Gill        (212) 661-8030
(781) 860-5150               For Media Info:   Deanne Eagle      (212) 661-8030

FOR IMMEDIATE RELEASE:
April 21, 1999

                GENTA ENTERS COOPERATIVE RESEARCH AND DEVELOPMENT
                    AGREEMENT WITH NATIONAL CANCER INSTITUTE

                Collaboration Will Study G3139 in Various Cancers

LEXINGTON, MA, April 21, 1999 -- Genta Incorporated (Nasdaq: GNTA) announced that they have entered into a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute for the development of Genta's G3139 compound as an anticancer agent.

Under the CRADA, the NCI and Genta will collaborate in the conduct of clinical trials of G3139, which has shown promising activity in preclinical models and early clinical trials. The goal of the Genta and NCI collaboration is to provide the best treatment options to patients with specific cancer indications and ultimately to obtain approval of G3139 as a commercial anticancer agent if warranted by the clinical results. The collaboration will focus on colorectal cancer, small cell lung cancer, and relapsed or resistant leukemia.

As an antisense compound, G3139 is designed to act toward a specific gene and prevent it from triggering the production of disease-related protein. G3139's target, the bcl-2 gene, interferes in the normal mortality of cells (apoptosis) and has been implicated in prostate cancer, non-Hodgkin's lymphoma, melanoma, breast, colon, lung, and other cancers. At the recently concluded Annual Meeting of the American Association for Cancer Research, scientists from independent academic centers presented studies that demonstrated the enhanced effects of G3139 and chemotherapeutic agents in a human breast cancer xenograft model; a human lymphoma xenograft model; and using the mouse analogue of G3139 in a model of prostate cancer.

"Genta is very excited to be working with the National Cancer Institute in our efforts to develop G3139," said Kenneth G. Kasses, Ph.D., President and CEO of Genta. Genta currently has several phase I and II clinical trials underway in the United States, Canada, and Europe. "Genta will continue to support studies of other tumor types with investigators outside the collaboration with the NCI, so this agreement will complement our own program to define the biological and clinical impact of G3139 in cancer therapy."

Genta Incorporated (Nasdaq: GNTA) is a biopharmaceutical company whose strategy consists of building a product and technology portfolio concentrating on its Anticode(TM) (antisense) products intended to treat cancer at its genetic source.


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The  statements  contained  in this press  release that are not  historical  are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward- looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. For example, the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; Genta has not successfully completed human clinical trials of a product based on antisense technology; and delays in the completion of clinical trials as a result of delays in patient enrollment or other factors may occur. Examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; the timely development, receipt of necessary regulatory approvals and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; and the changing of market conditions. The Company does not undertake to update forward-looking statements.


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